Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-217522) pertaining to the 2008 Equity Incentive Plan, the Gazzang 2008 Stock Purchase and Option Plan, the 2017 Equity Incentive Plan and the 2017 Employee Stock Purchase Plan of Cloudera, Inc. of our report dated April 4, 2018, with respect to the consolidated financial statements of Cloudera, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2018.

/s/ Ernst & Young LLP

Redwood City, California
April 4, 2018